Exhibit 99.1

LaBranche & Co Inc.
Jeffrey M. Chertoff
Senior Vice President & Chief Financial Officer
(212) 425-1144

FOR IMMEDIATE RELEASE

Financial Dynamics
Investors: Michael Polyviou / Theresa Kelleher
(212) 850-5600

LaBRANCHE & CO INC. REPORTS FOURTH QUARTER

AND FULL YEAR 2005 RESULTS

New York, New York, January 24, 2006 — LaBranche & Co Inc. (NYSE:  LAB) today reported financial results for the fourth quarter and twelve months ended December 31, 2005.

Revenue for the 2005 fourth quarter was $111.4 million, compared to $83.8 million for the 2004 fourth quarter.  Net income available to common stockholders for the 2005 fourth quarter was $17.4 million, or $0.28 per diluted share, which includes a $5.4 million after-tax gain upon the release of an escrow in connection with a 2004 disposition of an investment and a tax benefit of $2.2 million. By comparison, the Company reported net income applicable to common stockholders for the 2004 fourth quarter of $9.3 million, or $0.15 per diluted share, which included a tax benefit of $1.6 million.

For the twelve months ended December 31, 2005, revenue was $340.2 million, compared to $319.0 million in 2004.  Revenue for the twelve months ended December 31, 2005 and 2004 included pre-tax gains from a 2004 disposition of an investment in the amount of $9.6 million (upon the release of an escrow) and $24.9 million, respectively.  Net income available to common stockholders for the twelve months ended December 31, 2005 was $37.5 million, or $0.61 per diluted share, including the above-mentioned $5.4 million after-tax gain upon the release of an escrow in connection with a 2004 disposition of an investment and an aggregate 2005 tax benefit of $8.6 million. Excluding the gain from the investment disposition, the Company’s net income available to common stockholders for the twelve months ended December 31, 2005 was $32.1 million, or $0.53 per diluted share. The Company’s net loss applicable to common stockholders for the twelve months ended December 31, 2004 was $46.0 million, or $0.77 per diluted share, which included charges of $55.9 million in connection with the May 2004 refinancing of the Company’s indebtedness, a non-cash charge of $18.3 million in connection with the impairment of the Company’s exchange memberships, a non-cash pre-tax goodwill impairment charge of $37.6 million and a $0.5 million after-tax charge due to the acceleration of the discount accretion with respect to the remaining shares of Series B Preferred Stock repurchased by the Company during the 2004 third quarter.  Excluding the investment write-up, and the debt repurchase, exchange membership impairment, goodwill impairment and preferred stock discount charges, the Company’s net income available to common stockholders for the twelve months ended December 31, 2004 was $16.5 million, or $0.27 per diluted share.

LaBranche has scheduled a conference call to review its fourth quarter and full year 2005 results today at 10:00 a.m. (Eastern Time).  Interested parties may listen to a live audio broadcast of the conference call at www.labranche.com.  A replay of the call can be accessed approximately two hours after the completion of the call.

Founded in 1924, LaBranche is a leading specialist and market-maker in equities, options and exchange-traded funds (“ETFs”) on major securities exchanges.  LaBranche acts as a specialist and market-maker for more than 650 companies, 30 of which are in the S&P 100 Index and 105 of which are in the S&P 500

Index.  In addition, LaBranche is a specialist and market-maker in U.S.-listed ETFs and is a specialist in over 600 classes of equity and index options.

Certain statements contained in this release, including without limitation, statements containing the words “believes,” “intends,” “expects,” “anticipates,” and words of similar import, constitute “forward-looking statements” within the meaning of the private securities litigation reform act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of LaBranche and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. LaBranche also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
	(unaudited)	(audited)	(unaudited)	(audited)
REVENUES:
Net gain on principal transactions	$59,308	$50,795	$194,432	$182,535
Commissions	19,142	24,734	84,018	96,045
Net gain on non-marketable investments	9,648	426	11,029	24,953
Interest	22,903	3,388	50,655	9,178
Other	410	4,429	56	6,336
Total revenues	111,411	83,772	340,190	319,047

EXPENSES:
Employee compensation and related benefits	31,004	26,889	103,531	99,310
Interest	30,855	16,089	89,504	63,789
Exchange, clearing and brokerage fees	10,219	10,326	40,664	39,010
Lease of exchange memberships	976	3,663	3,979	15,565
Depreciation and amortization of intangibles	2,993	3,059	12,093	12,221
Goodwill impairment	—	—	—	37,600
Exchange memberships impairment	—	—	—	18,327
Debt repurchase premium	—	1	—	49,029
Other	8,735	9,739	39,314	39,665
Total expenses	84,782	69,766	289,085	374,516

Income (loss) before minority interest and provision (benefit) for income taxes	26,629	14,006	51,105	(55,469)

MINORITY INTEREST	—	(175)	—	356

Income (loss) before provision (benefit) for income taxes	26,629	14,181	51,105	(55,825)

PROVISION (BENEFIT) FOR INCOME TAXES	9,254	4,912	13,584	(12,045)

Net income (loss)	$17,375	$9,269	$37,521	$(43,780)

Preferred dividends and discount accretion	—	—	—	2,253

Net income (loss) applicable to common stockholders	$17,375	$9,269	$37,521	$(46,033)

Weighted average common shares outstanding:
Basic	60,624	60,065	60,617	59,905
Diluted	61,105	60,361	61,059	59,905

Earnings (loss) per share:
Basic	$0.29	$0.15	$0.62	$(0.77)
Diluted	$0.28	$0.15	$0.61	$(0.77)

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	December 31, 2005	December 31, 2004
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$427,284	$444,446
Cash and securities segregated under federal regulations	6,554	13,511
Securities purchased under agreements to resell	79,000	87,000
Receivable from brokers, dealers and clearing organizations	658,631	158,421
Receivable from customers	3,659	10,555
Securities owned, at market value:
Corporate equities	1,128,999	319,378
Options	411,887	110,705
Exchange-traded funds	815,250	128,214
Corporate obligations	8	8
Commissions receivable	4,337	5,428
Exchange memberships contributed for use, at market value	24,500	9,450
Exchange memberships owned, at adjusted cost (market value of $138,768 and $41,696, respectively)	59,664	59,664
Goodwill and other intangible assets, net	626,408	636,784
Other assets	38,114	71,865

Total assets	$4,284,295	$2,055,097

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Payable to brokers and dealers	$79,646	$120,434
Payable to customers	4,858	3,830
Securities sold, but not yet purchased, at market value:
Corporate equities	1,845,234	265,078
Options	418,315	92,580
Exchange-traded funds	392,713	142,735
U.S. Government obligations	77,263	—
Accrued compensation	22,722	38,195
Accounts payable and other accrued expenses	21,133	18,245
Other liabilities	11,859	12,510
Income taxes payable	10,513	1,671
Deferred tax liabilities	148,263	156,294
Short term debt	3,000	2,000
Long term debt	481,425	481,448
Subordinated liabilities:
Exchange memberships contributed for use, at market value	24,500	9,450
Other subordinated indebtedness	9,395	17,285

Total liabilities	3,550,839	1,361,755

Minority interest	—	356

Total stockholders’ equity	733,456	692,986
Total liabilities and stockholders’ equity	$4,284,295	$2,055,097

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

In evaluating the Company’s financial performance, management reviews operating results from operations, which excludes non-operating charges.  Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business.  Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro-forma results for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
	(unaudited)	(audited)	(unaudited)	(audited)
Total revenues	$111,411	$83,772	$340,190	$319,047
Less: Non-marketable investment disposition(1)	(9,581)	—	(9,581)	(24,900)
Pro-forma revenues	101,830	83,772	330,609	294,147

Total expenses	84,782	69,766	289,085	374,516
Less:
Goodwill impairment(2)	—	—	—	(37,600)
Exchange memberships impairment(3)	—	—	—	(18,327)
Debt repurchase premium(4)	—	(1)	—	(55,858)
Acceleration of discount on preferred stock repurchase(5)	—	—	—	(496)
Pro-forma expenses	84,782	69,765	289,085	262,235

Income (loss) before minority interest and provision(benefit) for income taxes	26,629	14,006	51,105	(55,469)
Minority interest	—	(175)	—	356
Income (loss) before provision (benefit) for income taxes	26,629	14,181	51,105	(55,825)
Effect of pro-forma adjustment	(9,581)	1	(9,581)	87,381
Pro-forma income before provision (benefit) for income taxes	17,048	14,182	41,524	31,556

Provision (benefit) for income taxes	9,254	4,912	13,584	(12,045)
Tax effect of pro-forma adjustment	(4,168)	1	(4,168)	24,800
Pro-forma provision for income taxes	5,086	4,913	9,416	12,755

Net effect of pro-forma adjustment	(5,413)	1	(5,413)	62,581

Net income (loss) applicable to common shareholders	$17,375	$9,269	$37,521	$(46,033)
Earnings (loss) per share—Diluted	$0.28	$0.15	$0.61	$(0.77)

Pro-forma net income available to common shareholders	$11,962	$9,270	$32,108	$16,548
Earnings (loss) per share—Diluted—pro-forma	$0.20	$0.15	$0.53	$0.27

(1) Reflects the gains in connection with the disposition of an investment.

(2) Relates to the write-down of the Company’s goodwill.

(3) Reflects the write-down to fair value, as determined by management, of the Company’s NYSE exchange memberships.

(4) Reflects expenses and the premium paid related to the Company’s repurchase of a substantial portion of the Company’s then-outstanding $100 million Senior Notes and $250 million Senior Subordinated Notes.

(5) Represents the acceleration of the discount accretion on the repurchase of the Company’s then-remaining outstanding shares of Series B preferred stock.

LaBranche & Co Inc.

Key Specialist Data

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004

NYSE average daily share volume (millions)	1,680.6	1,476.8	1,602.2	1,456.7

LAB share volume on NYSE (billions)	26.8	24.9	101.4	96.1

LAB dollar volume on NYSE (billions)	$915.9	$743.1	$3,355.3	$2,819.1

LAB number of principal trades on the NYSE (millions)	7.5	6.8	27.6	27.6

LAB principal shares traded on the NYSE (billions)	5.0	5.5	19.6	22.3

LAB dollar value of principal shares traded on the NYSE (billions)	$182.1	$169.8	$692.5	$682.7

LAB NYSE common stock listings	566	580	566	580

LAB AMEX common stock listings	91	104	91	104

LAB option listings	617	321	617	321

LAB ETF Listings	52	18	52	18